Exhibit 1.2

GENENTA SCIENCE S.P.A.
American Depositary Shares

each representing one ordinary share, no par value per share

Controlled Equity OfferingSM

Sales Agreement

May 12, 2023

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Genenta Science S.p.A., a Republic of Italy joint stock corporation (the “Company”), confirms its agreement (this “Agreement”) with Cantor Fitzgerald & Co. (the “Agent”), as follows:

1. Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may sell to or through the Agent, as sales agent or principal, American depositary shares (“ADSs”), each representing one (1) ordinary share with no par value in the capital of the Company (the “Ordinary Shares”), and such ADSs to be offered hereby, the “Placement ADSs”; provided, however, that in no event shall the Company sell through the Agent such number or dollar amount of Placement ADSs that would (a) exceed the number or dollar amount of Ordinary Shares represented by ADSs registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued Ordinary Shares (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital), (c) exceed the number or dollar amount of ADSs permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable) or (d) exceed the number or dollar amount of ADSs for which the Company has filed a Prospectus (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement ADSs issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The offer and sale of Placement ADSs through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which will be declared effective by the Securities and Exchange Commission (the “Commission” or “SEC”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue ADSs. The Company will deposit pursuant to the Deposit Agreement dated as of December 17, 2021, as amended, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and owners and holders of the ADSs issued thereunder (the “Deposit Agreement”), a number of Ordinary Shares equal to the Placement ADSs. Upon deposit of such Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form F-3, including (i) a base prospectus, relating to certain securities, including the Ordinary Shares, Ordinary Shares represented by ADSs and rights exercisable for Ordinary Shares and/or Ordinary Shares represented by ADSs, to be offered from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and (ii) a prospectus specifically relating to the Placement ADSs to be offered from time to time pursuant to this Agreement (the “Placement ADSs Prospectus. The Company will furnish to the Agent, for use by the Agent, copies of the Placement ADSs Prospectus included in such registration statement at the time it becomes effective. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, and any one or more additional effective registration statements on Form F-3 from time to time that will contain a prospectus , if applicable (which shall be a Placement ADSs Prospectus), with respect to the Placement ADSs, is herein called the “Registration Statement.” The Placement ADSs Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by a prospectus supplement specifically related to the Placement ADSs to be offered from time to time pursuant to this Agreement, in the form in which such prospectus and/or any prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to sell Placement ADSs hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to by the parties) of the number of Placement ADSs to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement ADSs that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines to accept the terms contained therein for any reason, in its sole discretion (which declination must occur within two (2) Business Days (as defined below) of the receipt of the Placement Notice), (ii) the entire amount of the Placement ADSs thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement ADSs shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement ADSs unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement ADSs by the Agent. Subject to the provisions of Section 5(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (the “Exchange”), to sell the Placement ADSs up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement ADSs hereunder setting forth the number of Placement ADSs sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations. “Trading Day” means any day on which ADSs are traded on the Exchange.

4. Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement ADSs (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement ADSs sold hereunder prior to the receipt of such notice. While a Suspension is in effect any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement ADSs will take place, (ii) the Company shall not request the sale of any Placement ADSs, and (iii) the Agent shall not be obligated to sell or offer to sell any Placement ADSs.

5. Sale and Delivery to the Agent; Settlement.

(a) Sale of Placement ADSs. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement ADSs described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement ADSs up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement ADSs, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement ADSs for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement ADSs as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement ADSs on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

(b) Settlement of Placement ADSs. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement ADSs will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Agent shall notify the Company of each sale of Placement ADSs no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement ADSs hereunder. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement ADSs sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any Governmental Authority in respect of such sales.

(c) Delivery of Placement ADSs. On or before each Settlement Date, the Company will, or will cause its transfer agent to, issue and register in the name of the Depositary the amount of Ordinary Shares to be represented by the Placement ADSs and deliver those Ordinary Shares to the Depositary’s custodian under the Deposit Agreement, and instruct the Depositary to deliver the Placement ADSs issuable in respect of that deposit by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered ADSs in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, its transfer agent (if applicable) or the Depositary, defaults in its obligation to deliver Placement ADSs on a Settlement Date, through no fault of the Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Placement ADSs will be uncertificated and will be registered in the name of the nominee of The Depository Trust Company (DTC).

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement ADSs if, after giving effect to the sale of such Placement ADSs, the aggregate gross sales proceeds of Placement ADSs sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement ADSs under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement ADSs pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement ADSs sold pursuant to this Agreement to exceed the Maximum Amount.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different time:

(a) The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form F-3 (including General Instructions I.A and I.B) under the Securities Act. The Registration Statement has been or will be filed with the Commission and has been or will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. As of each Applicable Time, the Registration Statement is effective. The Prospectus will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement ADSs as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement ADSs, will not distribute any offering material in connection with the offering or sale of the Placement ADSs other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agent has consented, provided that any such consent shall not be unreasonably withheld, conditioned or delayed. The ADSs are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the Exchange under the trading symbol “GNTA.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act, delisting the ADSs from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange.

(b) The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Agent in writing specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Agent to the Company consists of “Agent Information” as defined below.

(c) Any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d) A registration statement on Form F-6 (File No. 333-261223) covering the registration of the Placement ADSs has been filed with the Commission. Such registration statement in the form heretofore delivered to the Agent has been declared effective by the Commission in such form. No other document with respect to such registration statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter referred to as the “ADS Registration Statement”). The ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has been duly established and is validly existing as a joint stock company (società per azionì) in good standing under the laws of the Republic of Italy with a registered office at Via Olgettina No. 58, 20132 Milan, Italy, Fiscal Code and number of registration in the Companies Register of Milan No. 08738490963. The Company does not own an interest in any corporation, partnership, joint venture, limited liability company, trust or other business entity.

(f) Upon issuance by the Depositary of Placement ADSs against deposit of the underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement, such Placement ADSs will be duly and validly issued and persons in whose names the Placement ADSs are registered will be entitled to the rights specified in the Placement ADSs and in the Deposit Agreement; and upon the sale and delivery to the purchasers of the Placement ADSs, and payment therefor, pursuant to this Agreement, the purchasers will acquire good, marketable and valid title to such Placement ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(g) Provided that (i) the Agent is not resident in Italy for tax purposes and (ii) the Agent is a resident of a jurisdiction for the purposes of a double tax treaty between Italy and the jurisdiction, is entitled to the benefits of the treaty and does not, and is not deemed to, carry on business through a permanent establishment in Italy, no stamp, registration, issuance, transfer taxes or other similar taxes, duties, fees or charges (“Transfer Taxes”) are payable by or on behalf of the Agent in connection with (A) the issuance of the Ordinary Shares underlying the Placement ADSs and the delivery of the Placement ADSs in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Ordinary Shares underlying the Placement ADSs against issuance of the Placement ADSs or (C) the sale and delivery by the Agent of the Placement ADSs as contemplated herein. For the avoidance of doubt, income taxes, withholding taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

(h) At the time the Registration Statement was or will be originally declared effective, and at the time the Company’s most recent Annual Report on Form 20-F was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form F-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form F-3. The aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was greater than $75.0 million (calculated by multiplying (x) the highest price at which the ADSs of the Company closed on the Exchange within 60 days of the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5 of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(i) Except as described in the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current Italian law and regulations be paid to the Depositary and to the holders of Ordinary Shares or ADSs, as the case may be, in Euros and may be converted into foreign currency that may be transferred out of Italy in accordance with the Deposit Agreement.

(j) Neither the SEC nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order.

(k) (i) At the time of filing of the Registration Statement and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(l) From the time of filing of the Registration Statement with the SEC through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(m) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Agent consists of Agent Information.

(n) This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance by the Company of this Agreement does not violate its Articles of Association (i.e., atto costitutivo), its By-laws (i.e., statuto) or any law, rule, regulation, judgment, decree or order of any court applicable to it. No consents or approvals and no licenses or orders from, or any registration or filings with, any Republic of Italy court, government department or other regulatory body (with the exception of all filing requirements with the Companies Register of Como which, to our knowledge, have been fully complied with other than filings which are required to and will be made post-closing in connection with the transactions contemplated herein) are required for the due authorization, execution, delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such as may be required by FINRA and under state securities, Blue Sky or foreign laws in connection with the placement and distribution of the Placement ADSs by the Agent.

(o) The Company and each of its Subsidiaries (as defined below) have been duly incorporated and are validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case where such failure would not reasonably be expected to have a Material Adverse Effect (as defined below).

(p) The subsidiaries set forth on Schedule 4 (collectively, the “Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(q) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(r) The Company has full legal capacity and power to enter into this Agreement and the Deposit Agreement, and each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(s) The Company is not and, after giving effect to the offering and sale of the Placement ADSs and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(t) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Securities Act and such as may be required under the listing rules of the Exchange, applicable rules of the Financial Industry Regulatory Authority, Inc. and under the applicable state and foreign securities laws of any jurisdiction in connection with the placement and distribution of the Placement ADSs by the Agent in the manner contemplated herein and in the Prospectus.

(u) Neither the sale of the Placement ADSs nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the constitution of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clause (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

(v) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement or the issuance of the Placement ADSs.

(w) The consolidated historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

(x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any Subsidiary or its property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(y) The Company leases all such real properties as are reasonably necessary to the conduct of its operations as presently conducted. The Company does not own any real property.

(z) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its constitution, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Subsidiaries or any of its properties, as applicable, except in case of clauses (ii) and (iii), for any such violation or default as would not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa) Dannible & McKee LLP and Mayer Hoffman McCann P.C., who have issued their respective audit reports with respect to the consolidated financial statements of the Company and its affiliates included in the Prospectus, are, or were at the time of issuance of their respective audit reports, each an independent public accountant with respect to the Company and its affiliates within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(bb) The Company and each of its Subsidiaries has filed all tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(cc) With respect to the Company and its Subsidiaries, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto): (i) no labor problem, dispute, slowdown, work stoppage or disturbance involving any employees of it exists or, to the Company’s knowledge is threatened or imminent, and it is not aware of any existing or imminent labor problem, dispute, slowdown, work stoppage or disturbance by the employees of any of its or its principal suppliers, contractors or customers, that could have a Material Adverse Effect; and (ii) compliance subsists for all its obligations under employment contracts, industrial agreements and awards and with all codes of conduct and practice relevant to conditions of service and to the relations between it and the employees employed by it, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “taxes” mean all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever imposed by the U.S., the European Union, Italy or any Italian subdivision or local authority, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

(dd) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company and each of its Subsidiaries reasonably believes are prudent and customary in the business in which it is engaged; all policies of insurance insuring the Company, each Subsidiaries or its respective business, assets, employees, officers and directors are in full force and effect; each of the Company and its Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(ee) The Company and its Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, all applicable federal, state, local or foreign governmental or other authorities that are necessary to conduct its businesses (“Permits”), except where the failure to possess such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company or any Subsidiary is in violation of, or in default under, any of the Permits nor has received any revocation, suspension or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto). Neither the Company nor any Subsidiary has received any notice that any such Permit will not be renewed in the ordinary course, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Permits are valid and in full force.

(ff) The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Prospectus, the Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting.

(gg) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act and the rules and regulations promulgated thereunder); such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(hh) Each of the Company and its Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except in each case where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Prospectus, neither the Company not any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(jj) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including of any government owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing) from corporate funds; or (iii) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (iv) is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law, each as may be amended, or the rules or regulations thereunder (collectively, the “Anti-Corruption Laws”); and each of the Company and its Subsidiaries has instituted and maintains policies and procedures to ensure compliance with the Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws.

(kk) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all jurisdictions where the Company or its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor any of its Subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Entity (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom and the Italian Department of the Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, Cuba, Iran, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(mm) The Entity has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Entity have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(nn) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries own, possess, license or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in Prospectus to be conducted. Except as set forth in the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging rights of the Company and its Subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no prior art of which the Company or any Subsidiary is aware that may render any U.S. patent held by the Company or any Subsidiary invalid or any U.S. patent application held by the Company or any Subsidiary un-patentable which has not been disclosed to the U.S. Patent and Trademark Office.

(oo) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Cantor Fitzgerald & Co. and (ii) does not intend to use any of the proceeds from the sale of the Placement ADSs hereunder to repay any outstanding debt owed to any affiliate of Cantor Fitzgerald & Co.

(pp) Neither the Company, its Subsidiaries nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Italy.

(qq) Each of the Company and its Subsidiaries are, and at all times have been, in material compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the clinical drug development activities conducted by the Company and its Subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any Subsidiary has received any United States Food and Drug Administration (the “FDA”) Form 483, notice of adverse finding, warning letter, untitled letter or notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiaries have filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed or were corrected or supplemented by a subsequent submission, except as would not cause a Material Adverse Effect. Neither the Company nor its Subsidiaries are a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiaries nor any of its employees, officers, directors or, to the Company’s knowledge, agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(rr) The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems and Data”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, including “Personal Data,” used in connection with its business. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679); (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries have been and are presently in material compliance with all applicable laws, directives, or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, including Personal Data and to the protection of such IT Systems and Data and Personal Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to result in a Material Adverse Effect. There has been no security breach or other material compromise of or relating to any of the Company’s or its Subsidiaries’ IT Systems and Data, and neither the Company nor its Subsidiaries have been notified of, or have any knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other material compromise to their respective IT Systems and Data, except for any breaches or compromises that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ss) The Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable data privacy and security laws and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations regarding the privacy and security of IT Systems and Data and Personal Data (collectively, the “Privacy Laws”), except as would not, individually or in the aggregate, result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with its policies and contractual obligations governing the collection, storage, use, disclosure, handling and analysis of Personal Data. The Company and its Subsidiaries have at all times made all material disclosures to users or customers required by the Privacy Laws, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company further certifies that neither the Company nor any Subsidiary: (i) has received notice of, any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has knowledge of any event or condition that would reasonably be expected to result in, any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Laws; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, except with respect to subsection (i), (ii) and (iii) as would not, individually or in the aggregate, result in a Material Adverse Effect.

(tt) The preclinical studies and clinical trials that are described in the Registration Statement or the Prospectus (collectively, “Studies”) were conducted by or, to the knowledge of the Company, on behalf of the Company and its Subsidiaries were and, if still ongoing, are being conducted in all material respects in accordance with the protocols, procedures and controls designed for such Studies and pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies contained in the Registration Statement or the Prospectus are accurate and complete and fairly present the data derived from such Studies, in each case in all material respects, and the Company has no knowledge of any other Studies the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA or any committee thereof, the European Medicines Agency (“EMA”) or any committee thereof, or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor its Subsidiaries have received any notice from, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any Studies conducted by or on behalf of the Company or its Subsidiaries; and the Company and its Subsidiaries are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(uu) The Company and its Subsidiaries have generally enjoyed a satisfactory employer-employee relationship with their respective employees and are in compliance in all material respects with all collective and individual contracts with or involving their respective employees and with all European Union laws applicable to Italian companies and Italian national, and local laws and regulations respecting the employment of their respective employees and employment practices, terms and conditions of employment and wages and hours relating thereto and, to the knowledge of the Company, there is no dispute with any employee existing or threatened, which dispute would have a Material Adverse Effect. There are no pending investigations involving the Company, its Subsidiaries, their respective employees or any collective bargaining organization by any other governmental agency responsible for the enforcement of European Union, Italian national, and local laws and regulations or collective bargaining agreements. There is no unfair labor practice charge or complaint against the Company, any Subsidiary or any officer of the Company or any Subsidiary, pending before any regulatory authority, or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, any Subsidiary or any officer of the Company or any Subsidiary, or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company or any Subsidiary and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any Subsidiary. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any Subsidiary, if any.

(vv) All translations of each agreement, document or other writing provided by the Company for use by the Representatives or for use as exhibits to the Registration Statement which the Company reasonably believes (i) have been provided by parties whom the Company believes are reliable in their capacity to fairly and accurately translate such documents, and (ii) fairly and accurately represent the provisions of the original versions of the documents which they represent. To the extent such translations were provided by others, nothing has come to attention of officers of the Company familiar with such documents that causes them to believe the translations provided are inaccurate in any material respect.

(ww) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Italy and will be honored by the courts of Italy, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement and the Prospectus. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized by the courts of Italy, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement and the Prospectus, and the applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general.

(xx) Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company, its Subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under Italian, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Italian, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company, its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company and its Subsidiaries waive or will waive such right to the extent permitted by law.

(yy) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(zz) The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(aaa) The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Ordinary Shares or ADSs for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement ADSs purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent.

Any certificate signed by an officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agent as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with the Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement ADSs is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement ADSs by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement ADSs unless a copy thereof has been submitted to Agent within a reasonable period of time before the filing and the Agent has not objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus relating to the Placement ADSs to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement ADSs or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement ADSs is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement ADSs, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings relating to the Placement ADSs if not available on EDGAR. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement ADSs during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay such amendment or supplement if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so.

(d) Listing of Placement ADSs. The Company will use its reasonable best efforts to maintain the listing of its ADSs on the Exchange.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement ADSs is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement ADSs may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f) Earning Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earning statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders to the extent it is available on EDGAR.

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement ADSs sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement ADSs covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs prior to the sixtieth (60th) day immediately following the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Ordinary Shares or ADSs, warrants or options to purchase Ordinary Shares or ADSs or Ordinary Shares or ADSs issuable upon the exercise of options or warrants, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Ordinary Shares or ADSs subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented or pursuant to any inducement award in accordance with Exchange rules, (ii) Ordinary Shares or ADSs issuable upon conversion or redemption of securities or the exercise or redemption of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, (iii) Ordinary Shares or ADSs or securities convertible into or exchangeable or redeemable for shares of Ordinary Shares or ADSs as consideration for mergers, acquisitions, other business combinations, joint ventures, collaborations, licensing arrangements or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes, and (iv) for the avoidance of doubt, non-public discussions or negotiations with respect to any of the foregoing.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k) Required Filings Relating to Placement of Placement ADSs. The Company shall disclose, in its reports on Form 6-K reporting its interim results for the first six months of its financial year and in its annual report on Form 20-F to be filed by the Company with the Commission from time to time, the number of the Placement ADSs sold through the Agent under this Agreement, and the net proceeds to the Company from the sale of the Placement ADSs pursuant to this Agreement during the relevant six-month period or fiscal year, as applicable.

(l) Representation Dates; Certificate. (1) On or prior to the date of the first Placement Notice and (2) each time the Company:

(i) files the Prospectus relating to the Placement ADSs or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement ADSs) the Registration Statement or the Prospectus relating to the Placement ADSs by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement ADSs;

(ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii) furnishes a report on Form 6-K under the Exchange Act containing its unaudited interim financial statements for the first six months of its financial year, which report shall indicate that it is incorporated by reference into the Registration Statement and Prospectus; or

(iv) furnishes a report on Form 6-K under the Exchange Act containing amended financial information under the Exchange Act that is material to the offering of securities of the Company in the reasonable discretion of the Agent, in which case such report shall indicate that it is incorporated by reference into the Registration Statement and Prospectus (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 6-K is material) with a certificate dated the Representation Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time a Suspension is in effect or there is no Placement Notice in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement ADSs hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement ADSs following a Representation Date when a Suspension was in effect or there was no Placement Notice in effect and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the instructions for the sale of Placement ADSs or the Agent sells any Placement ADSs pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 7(l) dated as of the date that the instructions for the sale of Placement ADSs are issued.

(m) Legal Opinion. (1) Prior to the date of the first Placement Notice and (2) on or prior to each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent (i) a written opinion and negative assurance letter of Fenwick & West LLP (“Company U.S. Counsel”), (ii) a written opinion of Giovannelli e Associati Studio Legale (“Company Italian Counsel”) and (iii) a written opinion of D. Young (“Company Intellectual Property Counsel”, and together with Company U.S. Counsel and Company Italian Counsel, “Company Counsel”), or other counsel reasonably satisfactory to the Agent, in each case in form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions and negative assurance letters for subsequent periodic filings under the Exchange Act, counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n) Comfort Letter. (1) Prior to the date of the first Placement Notice and (2) on or prior to each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause its independent registered public accounting firm to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if reasonably requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a report on Form 6-K containing financial information (including the restatement of the Company’s financial statements). The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (“PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Company Tax Opinion. (1) Prior to the date of the first Placement Notice and (2) on or prior to each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l)(i) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent a written opinion of Dr. Negonda (“Company Tax Counsel”) or other counsel reasonably satisfactory to the Agent, in each case in form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(p) Depositary Opinion. Prior to the date of the first Placement Notice, the Depositary shall have requested and caused Emmet Marvin & Martin, LLC, counsel for the Depositary, to have furnished to the Agent their opinion dated as of the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(q) Market Activities; Compliance with Regulation M. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Placement ADSs or (ii) sell, bid for, or purchase Ordinary Shares or ADSs in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement ADSs other than the Agent.

(r) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(s) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement ADSs hereunder.

(t) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement ADSs for offering and sale, or to obtain an exemption for the Placement ADSs to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement ADSs (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement ADSs have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement ADSs (but in no event for less than one year from the date of this Agreement).

(u) Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(v) Secretary’s Certificate; Further Documentation. On or prior to the date of the first Placement Notice, the Company shall deliver to the Agent a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the Articles of Association of the Company, (ii) the By-laws of the Company, (iii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement ADSs and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. Within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) hereof, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

(w) Emerging Growth Company Status. The Company will promptly notify the Agent if the Company ceases to be an Emerging Growth Company at any time during the term of this Agreement.

8. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission, and the printing or electronic delivery of the Prospectus as originally filed and of each amendment and supplement thereto relating to the Placement ADSs, in such number as the Agent shall reasonably deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement ADSs, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement ADSs to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement ADSs to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of the Agent including but not limited to the fees and expenses of the counsel to the Agent, payable upon the execution of this Agreement, (a) in an amount not to exceed $75,000 in connection with the execution of this Agreement, (b) in an amount not to exceed $25,000 per calendar half year thereafter payable in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement and (c) in an amount not to exceed $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement ADSs and/or an amendment of this Agreement) executed pursuant to this Agreement, (vi) the qualification or exemption of the Placement ADSs under state securities laws in accordance with the provisions of Section 7(r) hereof, including filing fees, but excluding fees of the Agent’s counsel, (vii) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Agent shall reasonably deem necessary, (viii) the preparation, printing and delivery to the Agent of copies of the blue sky survey, (ix) the fees and expenses payable upon deposit of the Ordinary Shares with Depositary in accordance with the terms of the Deposit Agreement against the issuance of Placement ADSs evidencing the same, (x) the filing and other fees incident to any review by FINRA of the terms of the sale of the Placement ADSs including the fees of the Agent’s counsel (subject to the cap, set forth in clause (v) above), and (xi) the fees and expenses incurred in connection with the listing of the Placement ADSs on the Exchange. The Company agrees to pay the fees and expenses of counsel to the Agent set forth in clause (v) above by wire transfer of immediately available funds directly to such counsel upon presentation of an invoice containing the requisite payment information prepared by such counsel.

9. Conditions to Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) resale of all Placement ADSs issued to the Agent and not yet sold by the Agent and (ii) sale of all Placement ADSs contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or material documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement ADSs on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. The Agent shall have received the opinions and negative assurance letters required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions is required pursuant to Section 7(m).

(f) Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h) Company Tax Opinion. The Agent shall have received the opinion required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(i) Depositary Opinion. The Agent shall have received the opinion required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(j) No Suspension. Trading in the ADSs shall not have been suspended on the Exchange and the ADSs shall not have been delisted from the Exchange.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Approval for Listing. The Placement ADSs shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement ADSs on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have reviewed such application and not provided any objections thereto.

(n) FINRA. If applicable, FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(o) No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agent Information.

(b) Agent Indemnification. Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent and furnished to the Company in writing by the Agent expressly for use therein. The Company hereby acknowledges that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the seventh and eighth paragraphs under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel for which it is entitled to reimbursement under this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement ADSs (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement ADSs on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the Agent and any officers, directors, partners, employees or agents of the Agent or any of its affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement ADSs and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of the Agent is material and adverse and makes it impractical or inadvisable to market the Placement ADSs or to enforce contracts for the sale of the Placement ADSs, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement ADSs or to enforce contracts for the sale of the Placement ADSs, (3) if trading in the ADSs has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required notice as specified in Section 13 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement ADSs, such Placement ADSs shall settle in accordance with the provisions of this Agreement.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention: Capital Markets

Facsimile: (212) 307-3730

and:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Facsimile: (212) 829-4708

with a copy to:

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention: James T. Seery

Telephone: (973) 424-2088

Email: jtseery@duanemorris.com

and:

Chiomenti Studio Legale LLC

1 Rockefeller Plaza Suite 3040

New York, NY 10020

Attention: Salvo Arena

Telephone: (212) 660-6407

Email: salvo.arena@chiomenti.net

and if to the Company, shall be delivered to:

Genenta Science S.p.A.

Via Olgettina No. 58

20132 Milan, Italy

Attention: Pierluigi Paracchi

Email: pierluigi.paracchi@genenta.com

with a copy to:

Fenwick & West LLP

902 Broadway 18th Floor

New York, NY 10010-6035

Attention: Per Chilstrom

Email: pchilstrom@fenwick.com

and:

Giovannelli e Associati
Via dei Bossi, 4 20121
Milano MI, Italy
Attention: Gianvittorio Giroletti Angeli and Andrea Bartolucci

Email: gianvittorio.giroletti@galaw.it ; andrea.bartolucci@galaw.it

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice, as set forth below, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the parties referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

15. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement ADSs.

16. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19. Appointment of Agent for Service. The Company hereby irrevocably appoints Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168 as its agent for service of process in any suit, action or proceeding described in Section 18 and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

22. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed, and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Placement ADSs that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, which consent shall not be unreasonably withheld, conditioned or delayed, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 21 hereto are Permitted Free Writing Prospectuses.

23. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Agent is acting solely as agent in connection with the public offering of the Placement ADSs and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement ADSs under this Agreement and agrees that the Agent and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

24. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement ADSs pursuant to this Agreement and (iii) each Settlement Date.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement ADSs that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement ADSs or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement ADSs by the Agent outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

GENENTA SCIENCE S.P.A.

By:	/s/ Pierluigi Paracchi
Name:	Pierluigi Paracchi
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Global Head of Investment Banking

[Signature Page to Sales Agreement]

SCHEDULE 1

Form of Placement Notice

From:	Genenta Science S.p.A.

To:	Cantor Fitzgerald & Co.
Attention: [●]

Subject:	Placement Notice

Date:	[●], 20[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Genenta Science S.p.A., a ., a Republic of Italy joint stock corporation (the “Company”), and Cantor Fitzgerald & Co. (“Agent”), dated May 12, 2023, the Company hereby requests that the Agent sell up to [●] of American depositary shares, each representing one (1) ordinary share, with no par value per share, of the Company, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to the Agent in cash, upon each sale of Placement ADSs pursuant to this Agreement, an amount equal to 3.0% of the aggregate gross proceeds from each sale of Placement ADSs.

SCHEDULE 3

Notice Parties

The Company

Pierluigi Paracchi (pierluigi.paracchi@genenta.com)

Richard Slansky (richard.slansky@genenta.com)

Barbara Regonini (barbara.regonini@genenta.com)

The Agent

Sameer Vasudev (svasudev@cantor.com)

With copies to:

CFCEO@cantor.com

SCHEDULE 4

Subsidiaries

Incorporated by reference to Exhibit 8.1 of the Company’s most recently filed Form 20-F, as applicable.

Form of Representation Date Certificate Pursuant to Section 7(l)

The undersigned, the duly qualified and elected Chief Executive Officer of Genenta Science S.p.A., a Republic of Italy joint stock corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(l) of the Sales Agreement, dated May 12, 2023 (the “Sales Agreement”), between the Company and Cantor Fitzgerald & Co., that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; provided, however, that such representations and warranties also shall be qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement. Each of Fenwick & West LLP, Giovannelli e Associati Studio Legale, D. Young and Dr. Negonda shall be entitled to rely upon the representations and warranties contained herein for purposes of delivering their respective opinions and, if applicable, negative assurance letters pursuant to Section of the Sales Agreement.

GENENTA SCIENCE S.P.A.

By:
Name:	Pierluigi Paracchi
Title:	Chief Executive Officer

Date: [●]

Exhibit 21

Permitted Free Writing Prospectus

None.